Exhibit 10.10

(English Translation)

Confidentiality Agreement

Party A:     Shenzhen Skyrise Technology Co., Ltd

Party B:     Personal ID number:

In view of party B was employed by party A, and receives corresponding compensation, both parties agree to the following terms regarding the confidentiality obligation on Party A’s technical secrets and business secrets during and after Party B’s employment terms:.

1.

The two sides agree that during Party B’s employment with Party A, intellectual property rights on inventions, ideas, products, computer software, semiconductor chip designs, technical secrets and business secrets that were produced individually or with others under the following circumstances, belong to Party A.

a.     Produced as a part of the work duty

b.     Produced with material, business information, etc. provided by Party A

2.

Party B shall organize and record the inventions, ideas, products, computer software, semiconductor chip designs, technical secrets and business secrets described in article 1 in paper format or other forms of media format, and provide verbal clarification to a representative appointed by Party A on a timely basis.

3.

Party B shall provide assistance to Party A in signing paper documents, as requested by Party A and while Party A affords corresponding expenses, as Party A seeks any patents, copyrights, and other legal interest on inventions, technical secrets and business secrets, during or after Party B’s employment with Party A.

4.

Party B commits that while employed at Party A or within 2 years of ending the employment at Party A (from the date of end of the employment terms), that Party B shall not publicize or disclose technical or business secrets belonging to Party A or belong to whom Party A has a non-disclosure obligation with.

5.

Under all circumstances when Party B leaves the employment with Party A, Party B shall transfer all items on any media format (such as documents, records, faxes, diskettes, equipment, etc) containing information on Party A’s trade secrets owned or monitored by Party B, to a designated representative from Party A.

6.

Party B commits that without prior written notice by Party A, Party B shall not take on any position with other economic organizations or social organization that produces and operations products similar to that of Party A during Party B’s employment with Party A and within 2 years of the end of Party B’s employment with Party A.

7.

Content of the technical and business secrets.

a.

Technical secrets referred to in this agreement shall include, but not limited to, the technological design, engineering design, circuit design, manufacturing know-how, formula of ingredients, manufacturing process, technical standards, computer software, databases, R&D records, technical reports, test reports, lat data, lab results, drawings, sample products, prototypes, models, molds, operational manuals, technical documents, related correspondences, etc.

b.

Business secrets referred to in this agreement shall include, but not limited to, list of clients, marketing and sales plans, corporate development strategy, business plans, project planning books, purchasing plans, pricing policies, financial information, procurement channels, legal affairs information, human resources information, etc.

8.

After the end of Party B’s employment with Party A, Party B shall not, by any form, induce current employees of Party A to leave Party A, or to work at a new employment location with Party B. If Party B violates the relevant agreements, Party B shall bear the corresponding responsibility and compensate Party A RMB 100,000 in economic losses.

9.

Party B acknowledges that Party A’s compensation to Party B has taken into account that Party B bears the confidentiality responsibility after Party B’s departure from Party A, thus Party A does not have to pay confidentiality fee to Party B after Party B leaves Party A.

10.

In the event of dispute concerning the execution of this agreement between two the parties, the two parties shall make efforts to settle through negotiation. If negotiation fails, the parties shall seek arbitration from a court of law in the region in which Party A is located at.

11.

In case Party B violates the terms of this agreement and causes damage to Party A, Party B shall compensate Party A for its losses (if Party B is in active employment with Party A, the compensation can be deducted from party B’s wages, capital and other income). In the event of serious violation by Party B causing significant losses to Party A, Party A may pursue legal action against Party B.

12.

Any term of this contract should not be modified until an written agreement to the modification is reached between the two parties.

13.

This agreement shall be held in two copies of the same form. Each party shall preserve one copy with equal legal effect.

14.

This agreement shall come into effect from the date when both parties sign and stamp the agreement.

Party A (Signed and stamped):				Party B (Signed)

DATE:	________MM	________DD	________YYYY	DATE:	________MM	________DD	________YYYY